UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Self-Indexed Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered

Shares of beneficial interest, par value $0.01 per share

Invesco Multi-Factor Defensive Core Fixed Income ETF	Cboe BZX Exchange, Inc.
Invesco Multi-Factor Income ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221046

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco Multi-Factor Defensive Core Fixed Income ETF and Invesco Multi-Factor Income ETF, each a series of Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 26 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on November 21, 2018, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Invesco Multi-Factor Defensive Core Fixed Income ETF	83-2304402
Invesco Multi-Factor Income ETF	83-2290308

ITEM 2. EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 26, 2018

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary